Exhibit 10.1

AMENDMENT NO. 1

TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This amendment dated as of January 13, 2016 (“Amendment”) to the Agreement, as defined below, is entered into by and among Astronics Corporation (“Borrower”), each of the lenders under the Agreement, i.e., HSBC Bank USA, National Association, Bank of America, N.A. and Manufacturers and Traders Trust Company (collectively, the “Existing Lenders”), Wells Fargo Bank, National Association (as the “New Lender” and together with the Existing Lenders, the “Lenders”) and HSBC Bank USA, National Association, as agent for the Lenders under the Agreement (“Agent”), and as the Swingline Lender and Issuing Bank. Terms used herein and not otherwise defined are used with their defined meanings from the Agreement.

Recitals

ARTICLE I. Borrower, the Agent and the Existing Lenders are the present parties to a Fourth Amended and Restated Credit Agreement dated as of September 26, 2014 (the “Agreement”).

ARTICLE II. The Existing Lenders have agreed to assign a portion of their rights and obligations under the Agreement, including a portion of their respective Revolving Credit Commitments to the New Lender, and the New Lender has agreed to assume such rights and obligations.

ARTICLE III. Borrower has requested that the Revolving Credit Maturity Date be extended from September 26, 2019 to January 13, 2021.

ARTICLE IV. The Lenders and the Agent are agreeable to the foregoing to the extent set forth in this amendment.

ARTICLE V. The Borrower and each of the Guarantors will benefit from the changes to the Agreement set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders to, or for the benefit of, the Borrower and its Subsidiaries, the parties hereto agree as follows:

5.1 Conditions Precedent to this Amendment. This Amendment shall be effective as of the date first written above once the following conditions precedent are satisfied:

(a) Amendment Documentation. The Agent shall have received: six (6) originals of this Amendment executed by all parties hereto.

(b) No Default. As of the date hereof, after giving effect hereto, no Default or Event of Default shall have occurred and be continuing.

(c) Representations and Warranties. The representations and warranties contained in the Agreement shall be true, correct and complete as of the date hereof as though made on such date, except to the extent such representations and warranties are expressly limited to a specific date.

(d) Payment of Fees. Any fees required to be paid on or before the effectiveness of this Amendment (including, without limitation, all upfront fees payable to each Lender) shall have been paid.

5.2 Amendments. The Agreement is amended as follows:

(a) Article I entitled “Definitions” is amended by deleting the present definitions of “Asset Sale,” “Fee Letter,” “Indebtedness,” “Investment,” “Material Indebtedness” and “Revolving Credit Maturity Date” and replacing them with the following definitions:

“Asset Sale”—The sale, lease, transfer or other disposition (including by means of sale and lease-back transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of Borrower or any Subsidiary) by Borrower or any Subsidiary to any Person of Borrower’s or such Subsidiary’s respective assets, including, without limitation, the sale of any Equity Interests in any Subsidiary, provided that the term Asset Sale specifically excludes (i) any sales, leases, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business; (ii) any actual or constructive total loss of property or the use thereof, resulting from destruction, damage beyond repair or other rendition of such property as permanently unfit for normal use from any casualty or similar occurrence whatsoever; (iii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within ninety (90) days after the occurrence of such destruction or damage or such longer reasonable time period as determined under the Borrower’s plan of restoration or replacement for such property established within a 90 day period after such occurrence provided such plan is acceptable to the Agent in its reasonable judgment; (iv) the condemnation, confiscation or seizure of, or requisition of title to or use of any property; or (v) in the case of any unmovable property located upon a leasehold, the termination or expiration of such leasehold.

“Fee Letter”—The Fee Letter dated January 13, 2016 between the Borrower and the Agent as such letter may hereafter be amended, modified, restated or replaced.”

“Indebtedness”—For any Person, at a particular date, without duplication (i) all indebtedness of such Person for borrowed money; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, excluding earn-outs and similar contingent consideration payable in connection with any Permitted Acquisition; (iv) the maximum amount available to be drawn on all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed; (vii) all Capitalized Lease Obligations of such Person; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person; (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations; (x) all net obligations of such Person under Hedge Agreements; (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; (xii) the stated value, or liquidation value if higher, of all redeemable Equity Interests of such Person; and (xiii) all Guaranty Obligations of such Person (without duplication under clause (vi)); provided, however that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds that themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; (y) any Letter of Credit, where there are no outstanding reimbursement obligations with respect thereto and the bonds or other obligations supported by such Letter of Credit have been satisfied but the Letter of Credit has not yet been terminated in accordance with requirements of the issuer, shall not constitute Indebtedness; and (z) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

“Investment”—With respect to any Person, any loan, advance or other extension of credit (other than unsecured normal trade credit or leases to customers extended upon customary terms in the ordinary course of such Person’s business)

or capital contribution to, any purchase or other acquisition of any security of or interest in, or any other investment in, any other Person.

“Material Indebtedness”—Indebtedness owing to a Person or Persons in a single transaction or related transactions (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedge Agreements entered into with a Person, of the Borrower and any Subsidiary in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the principal amount of the obligations of any Person in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedge Agreement were terminated at such time.

“Revolving Credit Maturity Date”—January 13, 2021, which date may be shortened in accordance with Section 7.2 of this Agreement.

(b) Article I entitled “Definitions” is further amended to add the following new definitions of “Consolidated Net Tangible Assets”, “First Amendment Date”, “Material Subsidiary”, “New Lender”, “Original Lenders” and “Threshold Amount”:

“Consolidated Net Tangible Assets”—With respect to any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries, less all intangible assets, as defined under GAAP, including, without limitation, goodwill, patents, trademarks, copyrights, franchises.

“First Amendment Date”—January 13, 2016.

“Material Subsidiary”—Any Subsidiary other than a Non-Material Subsidiary.

“New Lender”—Wells Fargo Bank, National Association.

“Original Lenders”—HSBC Bank USA, National Association, Bank of America, N.A. and Manufacturers and Traders Trust Company.

“Threshold Amount”—As of any date, the greater of $25,000,000 or 10% of Borrower’s Consolidated Net Tangible Assets as of the last fiscal quarter of the Borrower most recently ended, for which financial statements are available or required to be delivered under Section 5.2 of this Agreement. For the avoidance of doubt for purposes of Sections 6.1(g) and 6.3(c), any subsequent change in the Threshold Amount occurring after any Indebtedness was incurred or Investment was made will not result in a violation of this Agreement so long as such Indebtedness or Investment was permitted when incurred, made or taken.

(c) Article I entitled “Definitions” is further amended by deleting the following definitions “ECIDA Bond Projects”, “ECIDA Letters of Credit”, “Existing

Bonds”, “IRB Letters of Credit”, “New Hampshire Bond Project” and “New Hampshire Letter of Credit”, and all references to such terms in the Credit Agreement shall be removed.

(d) Section 2.1 entitled “The Revolving Credit” is amended by adding a new Section 2.1(d) entitled “Indebtedness Assigned on the First Amendment Date” after Section 2.1(c):

(d) Indebtedness Assigned on the First Amendment Date. As of the First Amendment Date, the Total Revolving Credit Commitment is $350,000,000.00. The Original Lenders hereby assign to the New Lender, effective as of the First Amendment Date, a portion of their respective Revolving Credit Commitments in an aggregate principal amount equal to $50,000,000.00 together with certain rights and obligations under this Agreement subject to the terms and provisions of Exhibit E which are incorporated herein by reference as if each Original Lender and the New Lender executed and delivered to Agent an Assignment and Assumption in the form of Exhibit E. As of the First Amendment Date, the Revolving Credit Commitment of each Lender shall be as set forth on Schedule 2.1.

(e) Section 5.2(a) is amended by deleting “each quarter” and replacing it with “each of the first three fiscal quarters”.

(f) Section 6.1 is amended by deleting clause (g) and the proviso following clause (g) and by replacing such language with:

“(g) any other Indebtedness which does not cause the then outstanding amount of the Indebtedness of the Borrower and its Subsidiaries incurred pursuant to this clause (g), after giving pro-forma effect to such incurrence, to exceed the Threshold Amount, determined as of the date of such incurrence; provided that Borrower or any Subsidiary may exchange, refinance or refund any such Indebtedness described in clause (b) or (g) hereof if the aggregate principal amount thereof (or Capitalized Lease Obligation in the case of a Capital Lease or present value, based on the implicit rate, in the case of a Synthetic Lease) is not increased (other than in connection with the capitalization of interest).”

(g) Section 6.3(c) is amended by inserting the words “ constituting a Permitted Acquisition or” in the beginning of clause (iv) thereof and by replacing clause (viii) with the following:

“(viii) not exceeding at the time such Investment is made, when combined with the then outstanding amount of all other Investments made pursuant to this clause (viii), the Threshold Amount determined as of such date.”

(h) Section 6.7(c) is amended by deleting “Any acquisition by Borrower or any Subsidiary of all or substantially all of the assets or Equity Interests of any other Person (the “Target”)” and replacing such language with:

“Any acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of any other Person or of Equity Interests of any other Person that becomes a Subsidiary as result thereof (in either case, such Person being the “Target”)”

(i) Sections 7.1(d), (e),(g) and (h) are amended by inserting the word “Material” before “Subsidiary” or “Subsidiaries” (or the possessive forms thereof) each time such words are used therein.

(j) Sections 7.1 (f) and (k) are amended by deleting the word “Subsidiary” each time such word is used therein and by replacing such word with the word “Guarantor”.

(k) The dollar amount set forth in Section 7.1(h) is deleted and replaced with the “Threshold Amount”.

(l) Schedules 2.1, 4.11, 6.2 and 6.3 are deleted and replaced by new Schedules 2.1, 4.11, 6.2 and 6.3 attached hereto.

5.3 Reaffirmations.

(a) The Borrower hereby acknowledges and reaffirms the execution and delivery of its Second Amended and Restated General Security Agreement dated as of July 18, 2013 and as supplemented prior to the date hereof (collectively, the “Borrower Security Agreement”), and agrees that the Borrower Security Agreement shall continue in full force and effect and continue to secure the “Obligations” as defined therein, including all indebtedness to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith. The Borrower further acknowledges and reaffirms the authorization of any financing statements filed against the Borrower in connection with the Borrower Security Agreement and acknowledges, reaffirms, ratifies and agrees that the filing of such financing statement or financing statements shall continue in full force and effect and continue to perfect the Agent’s security interest in any and all collateral described therein granted to the Agent, for the benefit of the Agent and the Lenders, by the Borrower under the Borrower Security Agreement or otherwise.

(b) Each of the Guarantors hereby acknowledges and reaffirms the execution and delivery of the Second Amended and Restated Continuing Absolute and Unconditional Guaranty dated as of July 18, 2013 as supplemented and reaffirmed prior to the date hereof (collectively, the “Guaranty”) and the Second Amended and Restated General Security Agreement dated as of July 18, 2013 as supplemented prior to the date hereof (collectively, the “Guarantor Security Agreement”), and agrees that such Guaranty and the Guarantor Security Agreement shall continue in full force and effect and continue to guarantee or secure, as applicable, all “Obligations” as defined therein, including all indebtedness of the Borrower to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith. Each Guarantor further acknowledges and reaffirms the authorization of any financing statements filed against such Guarantor in connection with the

Guarantor Security Agreement and acknowledges, reaffirms, ratifies and agrees that the filing of such financing statement or financing statements shall continue in full force and effect and continue to perfect the Agent’s security interest in any and all collateral described therein granted to the Agent by such Guarantor under the General Security Agreement or otherwise.

5.4 Other.

(a) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or e-mail scanned image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail scanned image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by e-mail as a defense to the formation of a contract and each party forever waives such defense.

(b) This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may be in effect from time to time, without regard to principles of conflicts of law.

(c) Borrower shall take such other and further acts, and deliver to the Agent and the Lenders such other and further documents and agreements, as the Agent shall reasonably request in connection with the transactions contemplated hereby.

[Signature Page Follows]

The Borrower, the Agent and the Lenders have caused this Amendment to be duly executed as of the date shown at the beginning of this Amendment.

ASTRONICS CORPORATION

By:
David C. Burney Vice President—Finance

Consented to, and Agreed, as of the date of this Amendment by the following Guarantors:

ASTRONICS ADVANCED ELECTRONIC

SYSTEMS CORP.

ARMSTRONG AEROSPACE, INC.

LUMINESCENT SYSTEMS, INC.

ASTRONICS DME LLC

BALLARD TECHNOLOGY, INC.

MAX-VIZ, INC.

ASTRONICS AEROSAT CORPORATION

PECO, INC.

ASTRONICS TEST SYSTEMS INC.

By:
David C. Burney, Treasurer

[Signature Page S-1 to Astronics Amendment No. 1]

HSBC BANK USA, NATIONAL ASSOCIATION as Agent

By:
Name:
Title:

[Signature Page S-2 to Astronics Amendment No. 1]

HSBC BANK USA, NATIONAL ASSOCIATION as a Lender, Swingline Lender and Issuing Bank

By:
Name:
Title:

[Signature Page S-3 to Astronics Amendment No. 1]

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

[Signature Page S-4 to Astronics Amendment No. 1]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:
Name:
Title:

[Signature Page S-5 to Astronics Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signature Page S-6 to Astronics Amendment No. 1]